UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2005
                                                 (October 14, 2005)


                            MULTI SOLUTIONS, INC.
            (Exact name of registrant as specified in its charter)

New Jersey                            0-12162                    22-2418056
----------                            -------                    ----------
(State or Other                 (Commission File No.)          (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)


                               c/o Robert L. Frome
                               65 East 55th Street
                               New York, NY 10022
                      -------------------------------------
                     (Address of Principal Executive Office)


                                (212) 451-2254
               --------------------------------------------------
               Registrant's telephone number, including area code


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

               SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On April 25, 2005, the Registrant entered into a Security Purchase Agreement among Robert L. Frome ("Frome"), Bridge Ventures, Inc. ("Bridge")(Frome and Bridge, collectively, the "Purchasers"), Multi Soft, Inc. ("SoftSub"), a subsidiary of the Registrant, and two principal shareholders of the Registrant and SoftSub, Charles J. Lombardo, chairman, president, and CEO of the Registrant ("Lombardo"), and Miriam G. Jarney, executive vice president and director of the Registrant ("Jarney")(the "Agreement"). Pursuant to the Agreement, the Registrant issued $70,000 principal amount of its 6% Convertible Debentures due May 1, 2006 ("Multi Debentures") to the Purchasers, and SoftSub issued $24,000 principal amount of its 6% Convertible Debentures due May 1, 2006 ("SoftSub Debentures") to the Purchasers. The Agreement provided for, among things, (a) repayment of certain liabilities totaling $94,000 of both the Registrant and SoftSub, (b) the resignation of Lombardo and Jarney as principal executive officers and directors, and (c) certain preemption rights between the Purchasers and shareholders of the Registrant and SoftSub.

      The Multi Debentures are convertible into 49,226,262 shares of the Registrant's common stock, $.001 par value. The SoftSub Debentures are convertible into 31,988,980 shares of SoftSub common stock, $.001 par value. As of the date of this Report, the Registrant has 40,000,000 shares of authorized common stock, with 21,096,969 shares outstanding. SoftSub has 30,000,000 shares of authorized common stock, with 13,709,477 shares outstanding.

      Pursuant to the Agreement, the Registrant and SoftSub appointed Jerome Goubeaux as President and director, and Ken Roberts as Secretary and director: the sole officers and directors for each company.

      On May 27, 2005, the Registrant and SoftSub entered into a Debenture Purchase Agreement with Michael Potter ("Potter"), whereby the Registrant issued to Potter $35,000 principal amount of its Multi Debentures, and SoftSub issued to Potter $12,000 principal amount of its SoftSub Debentures.

      Although insufficient amounts of common stock are authorized to allow full conversion of the Multi and SoftSub Debentures, the Agreement provided for voting proxies from Lombardo and Jarney to the Purchasers to facilitate amending the companies' articles of incorporation. The Subsequent to amending the Registrant's and SoftSub's articles of incorporation to increase the authorized shares, and assuming the full conversion of Multi and SoftSub Debentures, the Purchasers will own approximately 52% of the Registrant and SoftSub outstanding common stock, and Potter will own approximately 26% of the Registrant and SoftSub outstanding common stock.

                  SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

      See Item 1.01 for a description a description of the transaction in which control of the Registrant changed.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS;
                  Appointment of Principal Officers.

      On April 25, 2005, the Registrant accepted the resignations of Charles J. Lombardo as Chairman, Chief Executive Officer and Treasurer, and Miriam G. Jarney as Executive Vice President, Secretary and Director, and appointed Jerome Goubeaux as President and Director, and Ken Roberts as Secretary and Director.

      Jerome Goubeaux, age 37, has served as president and director of the Registrant since April 2005. Since 1999, Mr. Goubeaux has been president of Bankstreet, Inc., a video advertising company. Prior to that, he worked in institutional sales for several large financial firms. In 1991, Mr. Goubeaux graduated from Swarthmore College in Pennsylvania with a B.A.

      Ken Roberts, age 68, has served as secretary and director of the Registrant since April 2005. Since 2001, Mr. Roberts has been president of Cero, Inc., a distributor of high-technology software products. From 1996 to 2001, he was executive vice president of BMS, Inc., a marketer of computer software for telephone back-office operations. Mr. Roberts graduated from West Virginia Wesleyan College in 1960. He received an M.A. in economics from West Virginia Wesleyan College in 1962.

                 SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

      10.1 Security Purchase Agreement dated April 25, 2005.

      10.2 Debenture Purchase Agreement dated May 27, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                                      MULTI SOLUTIONS, INC.

Date: October 14, 2005                           By: /s/Jerome Goubeaux
                                                    ------------------
                                                    Jerome Goubeaux, President